Amendment No. 3 to Asset Purchase Agreement

         AMENDMENT NO. 3, dated as of August 1, 2001, (this "Amendment"), to the Asset Purchase Agreement, dated as of November 30, 2000, as amended (the "Purchase Agreement"), by and among Union Espanola de Explosivos S.A. ("Parent"), a Spanish S.A., Union Espanola de Explosivos-MSI International, S.A., a Spanish S.A. ("Purchaser"), Mining Services International, Inc., a Delaware corporation and successor to UMSI Acquisition Co., a Delaware corporation ("Purchaser's Subsidiary"), and Mining Services International Corporation, a Utah corporation ("Seller", and together with Parent, Purchaser and Purchaser's Subsidiary, the "Parties"). Capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement.

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, the Parties desire to exercise their right pursuant to Section
10.2 of the Purchase Agreement to amend the Purchase Agreement as set forth below; and

         WHEREAS, the Parties desire to work together to re-file the proxy statement with the SEC as soon as practicable, with a target date for filing of August 8, 2001;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Amendment to Section 3.3(a) of the Purchase Agreement. The dollar amount "seven million seven hundred thousand and fifty dollars ($7,750,000)" appearing in subsection (a) of Section 3.3 of the Purchase Agreement hereby is replaced with the dollar amount "six million three hundred and fifty thousand dollars ($6,350,000)".

2. Amendment to Article VI of the Purchase Agreement. Article VI of the Purchase Agreement hereby is amended to add the following new Sections6.24 and 6.25:

         "Section 6.24. Satisfaction of Certain Conditions. Without limiting or amending the existing relative responsibilities of the Parties already set forth in the Purchase Agreement, the Parties agree to cooperate with each other and to use their commercially reasonable efforts to satisfy the conditions to Closing set forth in Sections 7.2(c), 7.2(g), and 7.3(g) on or before August 31, 2001."


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         "Section 6.25 Bridge Financing. In the event that at the Closing the
Line of Credit has not been obtained, Seller will at the request of Purchaser provide Purchaser and Purchaser's Subsidiary with a sixty day working capital facility in an amount of up to $4.5 million and with an interest rate equal to the prime rate as published by Wells Fargo." The working capital facility will be secured on the same basis as the current line of credit and Seller will have the same lien priority status as Wells Fargo held under the current line of credit."

3. Amendment to Section 8.1(c) of the Purchase Agreement. Subsection (c) of Section 8.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

         "(c) By either Purchaser, Purchaser's Subsidiary or Seller upon written notice given to the other party in the event that the Closing shall not have taken place on or before October 31, 2001; provided, that the failure of the Closing to occur on or before such date is not the result of a breach of any covenant, agreement, representation or warranty hereunder by the party seeking such termination;"

4. Amendment to Section 8.1 of the Purchase Agreement. Section 8.1 of the Purchase Agreement hereby is amended by adding a semi-colon (;) at the end of subsection 8.1(f) and by adding the following new subsection
         (g):

         "(g) By Seller upon written notice in the event that any of the conditions to Closing set forth in Sections 7.2(c) (including the Maine Drilling Consent), 7.2(g) or 7.3(g) shall not have been satisfied and/or waived by Parent, Purchaser and Purchaser's Subsidiary on or before August 31, 2001; provided, that the failure to satisfy such conditions on or before such date is not the result of a material breach of any covenant, agreement, representation or warranty hereunder by the party seeking such termination; and"

5. Amendment to Section 8.1 of the Purchase Agreement. Section 8.1 of the Purchase Agreement hereby is amended to add the following new subsection (h):

         "(h) By either Purchaser or Purchaser's Subsidiary upon written notice in the event that any of the conditions to Closing set forth in Sections 7.2(c), 7.2(g) or 7.3(g) shall not have been satisfied and/or waived by Seller on or before August 31, 2001; provided, that the failure to satisfy such conditions on or before such date is not the result of a material breach of any covenant, agreement, representation or warranty hereunder by the party seeking such termination."

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Miscellaneous.

a. Ratification of Purchase Agreement. Except as specifically provided in this Amendment and without waiving any rights of the Parties thereunder, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Purchase Agreement.

b. Effect on Purchase Agreement. The amendments to the Purchase Agreement contemplated by this Amendment are limited precisely as written and shall not be deemed to be an amendment to any other terms or conditions of the Purchase Agreement. The Purchase Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Purchase Agreement shall be deemed to mean the Purchase Agreement as amended by this Amendment.

c. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF.

d. Headings. The section headings in this Amendment are intended solely for convenience and shall be given no effect in the construction and interpretation hereof.

e. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                           [SIGNATURE PAGE TO FOLLOW]

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         IN WITNESS WHEREOF, Parent, Purchaser, Purchaser's Subsidiary and
Seller have executed this Amendment No. 3 to the Purchase Agreement or caused this Amendment No. 3 to the Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                            UNION ESPANOLA DE EXPLOSIVOS S.A.


                                            By
                                            ------------------------------------
                                            Name: Jose F. Sanchez-Junco
                                            Title:   Chairman and CEO


                                            MINING SERVICES INTERNATIONAL, INC.


                                            By _______________________________
                                            Name: Jose F. Sanchez-Junco
                                            Title:   President


                                            UNION ESPANOLA DE EXPLOSIVOS-MSI
                                            INTERNATIONAL, S.A.


                                            By _______________________________
                                            Name: Jose F. Sanchez-Junco
                                            Title:   Chairman


                                            MINING SERVICES INTERNATIONAL
                                            CORPORATION

                                            By
                                            ------------------------------------
                                            Name: John T. Day
                                            Title:   President


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